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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Amendment No. 1 to Form S-4 Registration Statement of AT&T Corp. of our report dated March 17, 2000 relating to the combined financial statements of AT&T Wireless Group, which appears in AT&T Corp.'s Current Report on Form 8-K filed on March 17, 2000. We also consent to the references to us under the heading "Experts" and "Summary Historical Financial Data" in such Registration Statement.


PricewaterhouseCoopers LLP

New York, New York

February 23, 2001